UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 2, 2006

                         INTERPLAY ENTERTAINMENT CORP.

             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-24363                    33-0102707
(State or other jurisdiction        (Commission              (I.R.S. Employer
       of incorporation)            file number)            Identification No.)


             100 N. CRESCENT DRIVE BEVERLY HILLS, CALIFORNIA 90210
                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (310) 432-1958


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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ITEM 5.02 (e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS:
APPOINTMENT OF CERTAIN OFFICERS: COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 2, 2006 the Board of Directors of the Company approved the restructuring of certain compensatory arrangements of Herve Caen, the Chief Executive Officer and Interim Chief Financial Officer of the Company. Under the restructuring $500,000 of Mr. Caen's earned but unpaid salary was converted to a conditional demand note (such note to be exercisable only if the tangible net worth of the Company exceeds $1 million or in a case of change in control) bearing a 5% annual interest rate and issued 1,000,000 10-year warrants to purchase common stock which are immediately exercisable. The pricing of such warrants was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such warrants shall have an exercise price of $.0279.

The Board of Directors also approved the conversion of $50,000 of his earned but yet unpaid director's cash compensation to a conditional demand note (such note to be exercisable only if the tangible net worth of the Company exceeds $1 million or in a case of change in control) bearing a 5% annual interest rate and issued 100,000 10-year warrants to purchase common stock which are immediately exercisable. The pricing of such warrants was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such warrants shall have an exercise price of $.0279.

The Board of Directors on October 2, 2006 reduced Mr. Herve Caen's CEO/Interim CFO salary to $250,000 per year and issued 5,000,000 10-year warrants to purchase common stock which are immediately exercisable. The pricing of such warrants was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such warrants shall have an exercise price of $.0279.

On October 2, 2006 the Board of Directors converted Michel Welter's $85,000 earned but unpaid director's fees to a conditional demand note (such note to be exercisable only if the tangible net worth of the Company exceeds $1 million or in a case of change in control) bearing a 5% annual interest rate and issued 170,000 10-year warrants to purchase common stock which are immediately exercisable. The pricing of such warrants was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such warrants shall have an exercise price of $.0279.

On October 2, 2006 the Board of Directors converted Eric Caen's $50,000 earned but unpaid director's fees to a conditional demand note (such note to be exercisable only if the tangible net worth of the Company exceeds $1 million or in a case of change in control) bearing a 5% annual interest rate and issued 100,000 10-year warrants to purchase common stock which are immediately exercisable. The pricing of such warrants was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such warrants shall have an exercise price of $.0279.


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


On October 2, 2006 the Board of Directors issued 15,000 stock options to Michel Welter and Eric Caen for unpaid director's compensation for 2004, 2005 and 2006 tenure as directors. The pricing of such options was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such options shall have an exercise price of $.0279 and shall be exercisable consistently with the Company's common stock option plan as amended.

On October 2, 2006 the Board of Directors also suspended the cash compensation for director's fees to Michel Welter, Eric Caen and Herve Caen through September 2007 and issued 20,000 options per director instead of cash compensation. The pricing of such options was not to be determined until 2 business days after the filing of the Company's 10Q, and on November 15, 2006 the Board determined that such options shall have an exercise price of $.0279 and shall be exercisable consistently with the Company's common stock option plan as amended.

ITEM 8.01 OTHER EVENTS

The Company entered into an agreement dated November 16, 2006 to engage a Paris-based French investment banking firm to conduct an offshore Private Placement of its common stock. The offering of newly issued shares for an amount of at least (euro) 20 million and up to (euro) 50 million in total will be reserved exclusively to non-US based accredited investors. The securities offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There will be a Paris-based listing sponsor to obtain listing of such shares on the Euronext European exchange. Placement is expected to close before December 31, 2006 and proceeds will be used for general corporate purpose and the funding of the development of a Massively Multiplayer Online Game based on the Company's game Fallout. The Company does not intend to commit itself to issue more shares than are currently available under its authorized share capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  The following exhibit is filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  99.1 Press release issued by Interplay Entertainment Corp. dated November 20, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         INTERPLAY ENTERTAINMENT CORPORORATION
         (Registrant)

         DATE: November 20, 2006


         BY:  /S/ HERVE CAEN
              -----------------------------------
              Herve Caen
              Chief Executive Officer and Interim
              Chief Financial Officer


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